Exhibit 10.4

FIRST MODIFICATION AGREEMENT OF STOCK OPTION AGREEMENT

RELATING TO CHARITABLE PLEDGE BY EXECUTIVE

THIS FIRST MODIFICATION AGREEMENT, dated as of June 29, 2006, by and between SUN ENERGY SOLAR, INC., a Delaware corporation formerly known as Sologic, Inc. (the “Company”), and CARL L. SMITH, III (“Executive”).

Recitals

A. The Company and Executive are parties to that certain Stock Option Agreement, dated as of December 21, 2005 (the “Stock Option Agreement”).

B. The Company and Executive desire to modify certain provisions of the Stock Option Agreement relating to the assignment provisions to Executive, subject to and in accordance with the terms set forth in this First Modification Agreement.

Agreement

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements of the parties hereunder, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows;

1. Pledge by Executive. Executive has agreed to pledge 25% of all his rights under the Stock Option agreement to appropriate charitable foundation(s) of his own choosing.

2. Modification of Provision 5 of Stick Option Agreement titled No Assignment. It has been deemed that such a provision may affect Executive’s ability to implement such a pledge, therefore, the aspects limiting the assignability of this provision are now and forever removed from the agreement.

3. Stock Option Agreement Remains in Effect. Except as expressly modified by this Agreement, the Stock Option Agreement remains in full force and effect.

4. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Florida, including its conflict of laws principles.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[Signatures on following page.]

COMPANY:

SUN ENERGY SOLAR, INC.

By:	/s/ Richard C. Hall	[SEAL]
Richard C. Hall President

EXECUTIVE

/s/ Carl L. Smith III		[SEAL]
Carl L. Smith III